UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2011

Cimetrix Incorporated
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-16454	87-0439107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6979 South High Tech Drive Salt Lake City, Utah	84047-3757
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(801) 256-6500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Cimetrix Incorporated (the “Company”) was held on Saturday, May 21, 2011.  The shareholders voted, either in person or by proxy on the following proposals, with the result of the shareholder vote as follows.

1.	To elect one director to the Company’s Board of Directors for a three-year term.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael B. Thompson	23,929,084	180,655	-	6,468,799

2.
To amend the Company’s 2006 Long Term Incentive Plan to authorize an additional 3,000,000 shares of common stock to be made available for awards issued under the Plan and to increase the maximum term for stock option awards under the Plan from 7 to 10 years.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,132,064	1,967,375	10,300	6,479,099

3.	To ratify the appointment of HJ & Associates, LLC as the Company’s independent registered accountants for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,574,483	4,055	-	-

All three of the proposals were approved by the number of required votes on each matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cimetrix Incorporated

Dated:  May 25, 2011                                                                           By________________________________________
     Robert H. Reback
     President and Chief Executive Officer
     (Principal Executive Officer)